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                                                                    EXHIBIT 10.9


            SECOND AMENDMENT TO LOAN AGREEMENT AND PROMISSORY NOTE


          THIS SECOND AMENDMENT TO LOAN AGREEMENT AND PROMISSORY NOTE (the "Second Amendment) is entered into as of July 8, 1999, by and among STRATEGICUS PARTNERS, INC., an Oregon corporation ("Borrower"), and NETVALUE HOLDINGS, INC., a Delaware corporation ("Lender").

                                   RECITALS

          A. On May 28, 1999, the parties executed and delivered a Loan Agreement (the "Agreement") and Promissory Note (the "Note"). The term "Agreement" also includes the Amendment to Loan Agreement dated as of June 15, 1999. This Second Amendment modifies certain of the terms and conditions contained in the Agreement and Note.

          B. On or about June 21, 1999, the parties executed and delivered a Merger Agreement and Plan of Reorganization (the "Merger Agreement") for the merger of Strategicus Partners, Inc. with netValue Holdings, Inc. The parties thereto have agreed to consummate the merger (the "Effective Time," as defined in the Merger Agreement) within 45 days after the signing of the Merger Agreement and desire to extend the repayment terms under the Agreement and Note to allow the parties to consummate the merger.

          NOW THEREFORE, the parties agree as follows:

1.   Defined Terms.  Unless given a different meaning herein, all capitalized
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terms used in this Second Amendment shall have the meanings ascribed to them in the Agreement and Note.

2.   Continuing Effectiveness.  Except as expressly modified herein, all of the
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terms, conditions, covenants and exhibits set forth in the Agreement and Note remain in full force and effect among the parties.

3.   Modification of Payment Terms.  Repayment of the entire outstanding balance
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of the Note and the Agreement is due on or before July 2, 1999. So long as the
Merger Agreement has not been terminated in accordance with its terms and through the Effective Time, Lender agrees that it shall take no action to demand or collect the amounts due under the Note and Agreement nor shall it exercise any of its rights and remedies under the Security Agreement executed by and between the parties. In the event the Merger Agreement is terminated, the amounts due under the Agreement and Note shall be due on the effective date of such termination.

4.   Counterparts.  This Second Amendment may be executed by the parties in
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separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

BORROWER:                                   LENDER:

STRATEGICUS PARTNERS, INC.                  NETVALUE HOLDINGS, INC.
15455 NW Greenbrier Parkway, #210           Two Penn Center Plaza, Suite 605
Beaverton, OR  97006                        Philadelphia, PA  19102
Fax No.: (800) 893-8895                     Fax No.: (215) 564-3133

By:/s/ Douglas Spink                        By: /s/ Andrew Panzo
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Title: Douglas Spink, President             Title: Andrew Panzo, President
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